UNDERTAKING AND INDEMNITY



                                    BETWEEN


                              ROBERT JERYL CROWELL


                            ELCOM INTERNATIONAL INC



                                      AND



                     LLOYDS TSB COMMERCIAL FINANCE LIMITED



                           UNDERTAKING AND INDEMNITY

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To:     LLOYDS TSB Commercial Finance Limited
        Boston House
        The Little Green
        Richmond
        Surrey  TW9  1QE


Elcom Information Technology Limited and Elcom Holdings Limited ("the
Companies")

I refer to the agreements with a commencement date of 1st March 2001 between you and the Companies for the purchase by you of the Companies Debts ("the Debt Purchase Agreements") entered into by you in consideration inter alia of the confirmations, undertakings and obligations given or entered into below.

I confirm that I have read the warranties, undertakings and indemnity given to you by the Companies set out in paragraphs 14.1-14.7 inclusive of the Standard Terms and Conditions for the Purchase of Debts ("STC") and the declarations of trust contained in paragraph 6.1 of the "STC" together "the relevant obligations" and fully understand their nature and effect.

I confirm that to the best of my knowledge and belief (having made all reasonable enquiries) the Companies have complied with and are at today's date in compliance with the relevant obligations.

In consideration of your entering into or continuing with the Debt Purchase Agreements or hereafter approving any Debt notified to you by either of the
Companies:

1. I unconditionally undertake with you that whilst I am a director of either of the Companies I will not do anything by way of fraud, negligence or wilful default which will cause either of the Companies to be in breach of the relevant obligations. 2. In countersigning this document Elcom International Inc. of 10 Oceana Way, Norwood, Massachusetts MA02062, USA (Nasdaq: ELCO) agrees to indemnify you against all losses, costs, claims and demands which you may suffer or incur in consequence of a breach by Robert Jeryl Crowell of the confirmations and undertakings given by him in this document.





                                             continued.....................


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-2-



The confirmations, undertakings and indemnities given in this document will not be affected by any variation to the Debt Purchase Agreements, any compromise, any failure to enforce remedies, any release or any indulgence in each case whether in respect of either of the Companies, any Debtor, or any other person who may give or have given you any guarantee indemnity or warranty for any of the obligations of either Company to you.

Date: 1st March 2001

Name in full of the person giving this undertaking and residential address:

Robert Jeryl Crowell
115 Warpole Street
Dover
Massachusetts 02030
USA


Status with Companies:  DIRECTOR

Signature:                                   /s/ Robert J. Crowell


Witness' Signature:                          /s/ Linda Brown-Sonnenberg

Witness Full Name:                           Linda Brown-Sonnenberg

Address:                                     135 South Washington Street
                                             Norton, MA  02766

Occupation:                                  Executive Assistant

Date:                                        7th February 2001


/s/Peter Rendall, Chief Financial Officer
Authorised Signatory
For and on behalf of
ELCOM INTERNATIONAL INC.